Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2021, with respect to the financial statements of Gemini Therapeutics, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-253175) and related Prospectus of Gemini Therapeutics, Inc (f/k/a FS Development Corp) for the registration of 29,368,920 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 29, 2021